Medical Discoveries, Inc. Receives Shareholder Approval to Change Company’s Name To Global Clean Energy Holdings, Inc. and Consummate its Legacy Pharmaceutical Asset Sale as Previously Announced.

LOS ANGELES--(BUSINESS WIRE)--Medical Discoveries, Inc., (Pink Sheets: MLSC) announced today that effective immediately, it has changed the Company’s name to Global Clean Energy Holdings, Inc. The Company’s common stock will continue to trade on the Pink Sheets under its current ticker symbol (”MLSC”), until it is relisted on the OTC Bulletin Board. The new name reflects the Company’s focus in the development of non-food based feedstocks used for the production of biofuels.

The Company also announced that it has received shareholder approval to divest itself of its legacy pharmaceutical assets to Eucodis Pharmaceuticals Forschungs und Entwicklungs GmbH. The Company has been informed by Eucodis that Eucodis is unable to complete the acquisition as agreed until it arranges for additional financing. Eucodis is currently attempting to arrange for additional financing, it is uncertain if and when Eucodis will be able to obtain additional funding. The Company had previously entered into an asset sales agreement with Eucodis for approximately 4.0 million euros or approximately US $5.94 million based on the currency exchange rate in effect as of February 4th, 2008. If the sale to Eucodis cannot be completed in the near future, the Company will seek alternate buyers of the technology, to monetize its legacy pharmaceutical assets.

“The name change represents another step in Global Clean Energy’s evolution as an alternative energy company,” said Richard Palmer, Global Clean Energy’s President and Chief Executive Officer. “In addition to the name change, the application to readmit the Company’s common stock for trading on the OTC Bulletin Board is currently pending. We believe these, and other initiatives we are pursuing, will raise our profile in the investment community, allowing us to accelerate the development of our alternative energy and carbon credit platform. ”

Global Clean Energy Holdings, Inc. is an emerging renewable energy company focused on the production of feedstock used for the production of alternative-energy fuels.

Caution Regarding Forward-Looking Statements

Any statements in this press release about Global Clean Energy Holdings, Inc.’s expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the "Act"). These statements are often, but not always, made through the use of words or phrases such as "believe," “feel”, "will," "expect," "anticipate," "estimate," "intend," "plan," "forecast," "could," and "would”. Examples of such forward looking statements include statements regarding the timing, design, scope, and anticipated results of its efforts to plant, harvest, and commercialize feedstock oil from Jatropha curcas in Mexico, the possible sale of assets to Eucodis, and the status of the application to admit the Company’s common stock on the OTC Bulletin Board. The Company bases these forward-looking statements on current expectations about future events. They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by any forward-looking statement. Some of the risks, uncertainties and assumptions that could cause actual events to differ materially from the forward-looking statement include, but are not limited to, the risk that Eucodis does not obtain the financing that it needs and, therefore, is unable to complete the purchase of the Company’s pharmaceutical assets and that FINRA does not admit the Company’s common stock onto the OTC Bulletin Board for trading. For additional information about risks and uncertainties The Company faces, see documents The Company files with the SEC, including The Company report on Form 8-K filed September 17, 2007 concerning the acquisition of the alternative-energy feedstock assets from Global Clean Energy Holdings LLC and its filed Form 10-KSB for the period ended December 31, 2006. The Company claims the protection of the safe harbor for forward-looking statements under the Act, and assumes no obligation and expressly disclaims any duty to update any forward-looking statement to reflect events or circumstances after the date of this news release or to reflect the occurrence of subsequent events.

Contact:
CEOcast, Inc. for Global Clean Energy Holdings, Inc.
Investor:
Gary Nash, 212-732-4300
gnash@ceocast.com